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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 21, 1999

                            CITADEL TECHNOLOGY, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      0-18718                 75-2432011

    (STATE OR OTHER                (COMMISSION             (IRS EMPLOYER
    JURISDICTION OF                FILE NUMBER)            IDENTIFICATION
     INCORPORATION)                                          NUMBER)

              3811 TURTLE CREEK BLVD., SUITE 600, DALLAS, TX 75219
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 520-9292

                                       N/A

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On May 21, 1999 (the "Closing Date"), Inlighten.com, inc. ("Inlighten.com"), a subsidiary of Citadel Technology, Inc. ("Citadel"), acquired all of the issued and outstanding shares of capital stock of Forward Freight Inc., Forward Communications Inc. and FCI Services Inc. (the "Forward Companies"). The acquisitions were effected pursuant to an Agreement and Plan of Reorganization and a Stock Purchase Agreement dated as of May 20, 1999 (the "Agreements"), among Inlighten.com, F3 Acquisition Corporation, the Forward Companies and the stockholders of the Forward Companies (the "Stockholders"). As a result of the Agreements, the Forward Companies became wholly-owned direct or indirect subsidiaries of Inlighten.com.

         Pursuant to the Agreement, Inlighten.com issued to the Stockholders an aggregate of 550,000 shares of Inlighten.com Common Stock and made a payment of $8 million in exchange for all of the issued and outstanding capital stock of the Forward Companies. The shares of Inlighten.com common stock have a guaranteed floor of $10 per share for a period ending upon effectiveness of a proposed IPO by Inlighten.com. Inlighten.com also granted to the shareholders of the Forward Companies warrants to purchase an additional 200,000 shares at $10 per share, in the event certain earnout provisions are met. After the recently declared dividend to its stockholders, Citadel will retain 4,250,000 shares of Inlighten.com common stock.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF THE FORWARD COMPANIES.

         It is impracticable to provide all of the required financial statements for the Forward Companies at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.


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    (b) PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide all of the required pro forma financial information for Citadel and the Forward Companies at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

    (c) EXHIBITS.

        2.1 Agreement and Plan of Reorganization, Inlighten.com, inc., Forward Freight Inc., Larry Brown and Rose Dudney, dated as of May 20, 1999

        2.2 Stock Purchase Agreement, among Inlighten.com, inc., FCI Services Inc., Forward Communications Inc., Larry Brown and Rose Dudney, dated as of May 20, 1999


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 1999

CITADEL TECHNOLOGY, INC.

By: /s/  Steven B. Solomon
         Steven B. Solomon President and Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit
Number                 Description
-------                ------------
  2.1        Agreement and Plan of Reorganization, Inlighten.com, inc., Forward
             Freight Inc., Larry Brown and Rose Dudney, dated as of May 20, 1999

  2.2        Stock Purchase Agreement, among Inlighten.com, inc., FCI Services
             Inc., Forward Communications Inc., Larry Brown and Rose Dudney, dated as of May 20, 1999